UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

NATIVE AMERICAN ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54088	65-0777304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61-43 186th Street Suite 507
Fresh Meadows NY 11365
(Address of principal executive offices, including zip code)

(718) 408-2323
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 5, 2013, the Board of Directors of Native American Energy Group, Inc. (the “Company”) engaged MaloneBailey, LLP (“MaloneBailey”) as the Company’s principal accountant. The decision to change auditors was the result of a request-for-proposal process in which the Company evaluated the credentials of several firms.

During the years ended December 31, 2012 and 2011 and through September 30, 2013, neither the Company nor anyone on its behalf has consulted MaloneBailey regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (b) any matter that was the subject of a disagreement or a reportable event (there being none).

Kalantry, LLP (“Kalantry”) had been the Company’s independent auditor since June 30, 2009. Concurrent with the selection of MaloneBailey, on November 5, 2013, Kalantry and the Company have mutually elected to terminate their accounting relationship due to the growth strategy of the Company and staffing considerations. The Company has given permission to Kalantry to respond fully to the inquiries of the successor auditor.

With the exception of a “going concern” qualification, the audit reports of Kalantry on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and any subsequent interim periods through September 30, 2012, there were no (a) disagreements with Kalantry on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Kalantry, would have caused Kalantry to make reference to the subject matter of the disagreement in the audit report, or (b) reportable events.

Pursuant to Item 304(a)(3) of Regulation S-K (17 CFR 229.304(a)(3)), a letter addressed to the Securities and Exchange Commission from Kalantry is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

16.1	Letter from Kalantry LLP to the Securities & Exchange Commission dated November 6, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIVE AMERICAN ENERGY GROUP, INC.

Date: November 8, 2013	By:	/s/ Joseph G. D’Arrigo
Name: Joseph G. D’Arrigo
Title: Chief Executive Officer

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